Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 27, 2026, AiRWA Inc. (the “Company” or “AiRWA”) entered into a share purchase agreement (the “Share Purchase Agreement”) with Nova Innovation Tech Ltd, a BVI company (the “Seller”), to acquire all the share capital of Oceancrest Investment Holdings Limited, a BVI holding company (the “Holding Company”), which owns 97% of Hongkong Best Life Trade Co., Limited (“Best Life”), a Hong Kong operating company. The base purchase price is $50 million, payable in USDT (Tether) or U.S. dollars, of which $30 million was paid on the closing date. As of the date of this filing, the Company had paid a further $13 million, leaving a balance of $7 million. In addition, the Seller is entitled to additional earn-out payments of $30 million if Best Life’s gross revenue for the year ended December 31, 2026 exceeds $10 million, and $50 million if Best Life’s gross revenue for the year ended December 31, 2027 exceeds $25 million. Each earn-out payment, if triggered, is payable within 30 days of the filing of the Company’s consolidated financial statements with the SEC on Form 10-K, or on such other date as may be agreed between the parties and may be settled in USDT or U.S. dollars. The earn-out arrangements are accounted for as part of the consideration transferred in the business combination.

Best Life is a cross-border consumer-goods distribution and e-commerce business, leveraging direct brand sourcing, import expertise, bonded warehousing, platform operations, offline retail access, and select private-label development to sell Japanese and other international consumer products across China and other overseas markets. It has in place business relationships with brand owners and manufacturers upstream and with e-commerce platforms, supermarkets, specialty retailers, and online resellers downstream, including such names as Alibaba Health Hong Kong, AlipayHK, Tmall, Taobao, and Cainiao, each relationship supported by formal cooperation agreements. While Best Life historically has focused on Asia, it has recently launched an international expansion program to the UK, the U.S., Canada, and New Zealand. The transaction is expected to generate revenue synergies through cross-selling opportunities and cost synergies from integrated procurement and logistics. AiRWA anticipates the acquisition will have a positive impact on its financial performance.

On July 30, 2026, AiRWA paid the Seller US$30 million in USDT and received 100% of the issued shares of Oceancrest Investment Holdings Limited, which owns a 97% equity interest in Best Life. The remaining US$20 million of the base purchase price is payable within 90 days of the closing in accordance with the terms of the acquisition agreement. The fair value of the cash consideration transferred was $48,963,058, which reflects the present value of the contractual payments. Based on the probability-weighted assessment performed by a third-party valuation specialist, the fair value of the contingent consideration was estimated to be $22,807,890 as of the acquisition date, all of which relates to the fiscal year 2026 earn-out. The same assessment indicates that the fiscal year 2027 earn-out is not expected to be achieved, and the fair value attributable to that milestone was therefore determined to be zero. The contingent consideration is classified as a liability, with the entire balance of $22,807,890 presented as a current liability in the unaudited pro forma condensed combined balance sheet as of April 30, 2026.

The following unaudited pro forma condensed combined balance sheet, unaudited pro forma condensed combined statement of income and comprehensive income, and the explanatory notes give effect to the merger of Best Life and AiRWA.

The unaudited pro forma condensed combined statement of income and comprehensive income for the year ended April 30, 2026 has been prepared as if the merger of Best Life and AiRWA had been consummated on May 1, 2025. The unaudited pro forma condensed combined balance sheet as of April 30, 2026 has been prepared as if the mergers of Best Life and AiRWA had been consummated on April 30, 2026.

The unaudited pro forma condensed combined statements of income and comprehensive income combine the audited consolidated statement of income and comprehensive income of AiRWA for the year ended April 30, 2026 with the audited consolidated statement of income and comprehensive income of Best Life for the year ended April 30, 2026, giving effect to the business acquisition, as if it had occurred as of May 1, 2025.

The unaudited pro forma condensed combined balance sheet as of April 30, 2026 combines the audited consolidated balance sheet of AiRWA as of April 30, 2026 with the audited consolidated balance sheet of Best Life as of April 30, 2026, giving effect to the business acquisition, as if it had been consummated as of April 30, 2026.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in connection with:

●	the accompanying explanatory notes to the unaudited pro forma condensed combined financial statements;

●	the audited consolidated financial statements of Best Life as of and for the year ended April 30, 2026 and the related notes included in this Amendment; and

●	the audited consolidated financial statements of AiRWA as of and for the year ended April 30, 2026 and the related notes included in AiRWA’s Annual Report on Form 10-K for the year ended April 30, 2026 filed with the SEC on September 21, 2026.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S- X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). These pro forma adjustments were presented in separate columns after the presentation of the combined historical information of AiRWA and Best Life. The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the combination. The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of a true picture of the financial position and the results of operations of the combined companies following the completion of the combination. The pro forma adjustments are subject to material change and are based on currently available information and certain assumptions that the Company believes are reasonable.

There were no significant accounting policy differences or other items which required adjustment in the accompanying unaudited pro forma condensed combined financial statements.

AiRWA INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet

As of April 30, 2026

	AiRWA	Best Life	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,780,208	$1,236,113	$-	a	$14,016,321
Accounts receivable, net	17,997,211	384,634	-		18,381,845
Inventories, net	-	1,109,608	-		1,109,608
Contract Cost	6,548,813	-	-		6,548,813
ROU asset	3,679	-	-		3,679
Digital assets	19,245,771	-	-		19,245,771
Deposits	310,576	-	-		310,576
Prepayments	1,234,161	-	-		1,234,161
Other current assets	1,341,413	5,791	-		1,347,204
Total current assets	59,461,832	2,736,146	-		62,197,978

NONCURRENT ASSETS
Property and equipment, net	1,297,703	-	-		1,297,703
Definite-lived intangible assets, net	91,943,707	-	57,400,000	a	149,343,707
Indefinite-lived intangible assets	-	-	-		-
Goodwill	59,924,272	-	24,563,556	a	84,487,828
Deferred tax assets	-	67,677	-		67,677
Total noncurrent assets	153,165,682	67,677	81,963,556		235,196,915

TOTAL ASSETS	$212,627,514	$2,803,823	$81,963,556		$297,394,893

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	4,992,442	-	-		4,992,442
Accrued expenses	3,453,832	-	-		3,453,832
Contract liability	10,802,800	-	-		10,802,800
Contingent consideration liability	-	-	22,807,890	a	22,807,890
Other payables and accrued liabilities	-	14,302	48,963,058	a	48,977,360
Finance leases liabilities, current	-	-	-		-
Amount due to related parties	-	1,031,001	-		1,031,001
Tax payables	-	260,408	-		260,408
Total current liabilities	19,249,074	1,305,711	71,770,948		92,325,733

NON-CURRENT LIABILITIES
Deferred tax liabilities	22,066,490	-	9,471,000	a	31,537,490
Total non-current liabilities	22,066,490	-	9,471,000		31,537,490

TOTAL LIABILITIES	$41,315,564	$1,305,711	$81,241,948		$123,863,223

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock, par value $0.001; 1,000,000,000 shares authorized, 52,678 shares issued and outstanding as of April 30, 2026	52	1,279	(1,279)	b	52
Subscription receivable		(1,279)
Additional paid-in capital	182,000,909		-	b	182,000,909
Retained earnings	(10,689,011)	1,505,981	(1,505,981)	b	(10,689,011)
Accumulated other comprehensive income (loss)	-	(7,869)	7,869	b	-
TOTAL AiRWA Inc. shareholders’ equity	171,311,950	1,498,112	(1,498,112)		171,311,950

Non-controlling interests	-	-	2,219,720	a	2,219,720

TOTAL SHAREHOLDERS’ EQUITY	171,311,950	1,498,112	721,608		173,531,670

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$212,627,514	$2,803,823	$81,963,556		$297,394,893

AiRWA INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Income and Comprehensive Income

For the Year Ended April 30, 2026

	AiRWA	Best Life	Pro Forma Adjustments	Notes	Pro Forma Combined

REVENUE	$25,807,289	2,923,038	$-		$28,730,327
COST OF REVENUE	(22,469,620)	(1,428,696)	-		(23,898,316)

GROSS PROFIT	3,337,669	1,494,342	-		4,832,011

OPERATING EXPENSES
Selling and marketing	(746,230)	(72,156)	-		(818,386)
General and administrative	(8,714,244)	(201,564)	(7,830,000)	c	(16,745,808)
Total operating expenses	(9,460,474)	(273,720)	(7,830,000)		(17,564,194)
			-		-
INCOME (LOSS) FROM OPERATIONS	(6,122,805)	1,220,622	(7,830,000)		(12,732,183)

NON-OPERATING INCOME
Overprovision for income tax payable	3,283,634	-	-		3,283,634
Shares Guarantee income	427,818	-	-		427,818
Interest income	72,735	34,570	-		107,305
Other income	-	21			21
TOTAL NON-OPERATING INCOME	3,784,187	34,591	-		3,818,778

NON-OPERATING EXPENSE
Amortization of Intangible Assets	(3,836,828)	-	-		(3,836,828)
Impairment of intangible assets Credit loss expense	(7,532,712)	-	-		(7,532,712)
Loss on write-off of investment in Brightstar	(955,038)	-	-		(955,038)
Impairment loss - amount due from a director	(2,582,505)	-	-		(2,582,505)
Impairment loss - other receivable	(300,000)	-	-		(300,000)
Loss on investments at fair value, net	(427,818)	-	-		(427,818)
TOTAL NON-OPERATING EXPENSE	(15,634,902)	-	-		(15,634,902)

(LOSS) INCOME BEFORE INCOME TAXES	(17,973,520)	1,255,213	(7,830,000)		(24,548,307)

INCOME TAXES BENEFIT (EXPENSE)	1,161,394	(180,239)	-		981,155

NET INCOME (LOSS)	(16,812,125)	1,074,974	(7,830,000)		(23,567,151)

Less: net income attributable to non-controlling interests	-	-	32,249	d	32,249

NET (LOSS) INCOME ATTRIBUTABLE TO AiRWA Inc.’s SHAREHOLDERS	$(16,812,125)	1,074,974	$(7,862,249)		$(23,599,401)

NET (LOSS) INCOME	(16,812,125)	1,074,974	(7,830,000)		(23,567,151)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustments	-	(10,322)	-		(10,322)

OTHER COMPREHENSIVE (LOSS) INCOME	(16,812,125)	1,064,652	(7,830,000)		(23,577,473)

Less: total comprehensive (loss) income attributable to noncontrolling interests	-	-	-		-

Total comprehensive (loss) income attributable to AiRWA Inc. ‘s shareholders	(16,812,125)	1,064,652	(7,830,000)		(23,577,473)

LOSS PER SHARE - BASIC AND DILUTED, ORDINARY SHARES	(720.65)				(1,010.21)

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING*
Basic and diluted	23,329				23,329

AiRWA INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(Expressed in U.S. dollar, except for the number of shares, or otherwise noted)

1. Basis of presentation

The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements and the related notes thereto of Hongkong Best Life Trade Co., Limited (“Best Life”) as well as those of AiRWA Inc. (“AiRWA”). The audited consolidated financial statements referred to above for Best Life are contained herein. The audited consolidated financial statements referred to above for AiRWA were included in AiRWA’s Annual Report on Form 10-K for the year ended April 30, 2026.

The unaudited pro forma condensed combined statement of income and comprehensive income for the year ended April 30, 2026 have been prepared as if the merger of Best Life and AiRWA had been consummated on May 1, 2025. The unaudited pro forma condensed combined balance sheet as of April 30, 2026 has been prepared as if the merger of Best Life and AiRWA was consummated on April 30, 2026.

2. Preliminary Purchase Price Allocation

AiRWA accounted for the acquisition of Best Life as a business combination under ASC 805. The total consideration transferred was allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The purchase price exceeded the net fair value of the identifiable assets, resulting in the recognition of goodwill, which primarily reflects the expected synergies from combining operations and Best Life’s established market position.

The following table summarizes the total consideration paid to acquire 97% of Best Life’s issued share capital:

April 30, 2026
Fair value of cash consideration	48,963,058
Fair value of contingent consideration	22,807,890
Fair value of total consideration transferred	$71,770,948

●	The cash consideration of $48,963,058 represents the present value of the base purchase price stipulated under the Share Purchase Agreement, reflecting the time value of the deferred payment component.

●	The contingent consideration represents the acquisition-date fair value of the earn-out provisions, which was estimated using a probability-weighted expected payment model. The Company engaged a third-party valuer to estimate the fair value of the contingent consideration.

●	Therefore, the fair value of total consideration transferred is US$71.77 million.

The following table summarizes the fair value of the identifiable net assets of Best Life as of April 30, 2026:

	As of April 30, 2026
	(Book Value)	(Fair Value)
Identifiable assets acquired:
Cash	$1,236,113	$1,236,113
Accounts receivable, net	384,634	384,634
Inventories, net	1,109,608	1,109,608
Other current assets	5,791	5,791
Deferred tax assets	67,677	67,677
Definite-lived intangible assets, net	-	57,400,000
Total identifiable assets acquired:	$2,803,823	$60,203,823

Liabilities assumed:
Other payables and accrued liabilities	14,302	14,302
Amount due to related parties	1,031,001	1,031,001
Tax payables	260,408	260,408
Deferred tax liabilities	-	9,471,000
Total Liabilities assumed	$1,305,711	$10,776,711

Total identifiable net assets acquired	$1,498,112	$49,427,112

Non-controlling interest represents the 3% equity interest in Best Life not acquired by AiRWA. The Company elected to measure the non-controlling interest at its proportionate share of the total fair-value of Best Life (including goodwill) of $73,990,668, resulting in non-controlling interest of $2,219,720.

Goodwill is recognized as a separate asset as the aggregate of (1) the consideration transferred (in accordance with ASC 805, generally at acquisition-date fair value), (2) the fair value of any non-controlling interests, and (3) the fair value of the acquirer’s previously held equity interest, less the fair value of the net identifiable assets. The pro forma balance sheet includes preliminary goodwill of US$24,563,556, representing the excess of purchase consideration over the fair value of identifiable net assets acquired. The identifiable net assets acquired are measured at 100% of their fair value, regardless of the 97% equity interest acquired. Goodwill recognized is provisional and subject to adjustment during the measurement period, not to exceed one year from the acquisition date.

As of April 30, 2026
Fair value of the consideration	$71,770,948
Fair value of non-controlling interest	2,219,720
Total fair value of controlling and noncontrolling interest	$73,990,668
Less: Recognized value of the identifiable net assets acquired	49,427,112
Goodwill recognized on consolidated level	$24,563,556

3. Pro forma adjustments

Adjustments included in the pro forma adjustments’ column of the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of income and comprehensive income include the following:

a.	Reflects adjustments to record the fair value of identifiable intangible assets, specifically non-competition agreements, patents and customer relationships, together totaling US$57,400,000; the fair value of noncontrolling interest of $2,219,720; the recognition of a corresponding deferred tax liability of US$9,471,000 arising from the difference between the tax base and the accounting basis of the intangible assets; and the resulting goodwill of US$24,563,556 recognized upon completion of the acquisition.

b.	Reflects adjustments to record the elimination of AiRWA’s long-term investment of Best Life and Best Life’s net assets.

c.	Reflects adjustments to record the amortization of the identifiable intangible assets acquired in the acquisition of Best Life. The Company amortizes the intangible assets on a straight-line basis over their estimated useful lives, which reflect the pattern in which the economic benefits of the intangible assets are expected to be consumed. The following table summarizes the intangible assets acquired and their respective estimated useful lives and annual amortization:

Intangible asset	Fair value	Useful life	Annual amortization
Non-competition agreement	20,900,000	5 years	4,180,000
Patents	14,400,000	10 years	1,440,000
Customer relationships	22,100,000	10 years	2,210,000
Total	57,400,000		7,830,000

The total amortization expense of $7,830,000 is included in general and administrative expenses in the unaudited pro forma condensed combined statement of income and comprehensive income for the year ended April 30, 2026. The amortization is calculated as if the acquisition had been consummated on May 1, 2025.

d.

Reflects the adjustment to record the portion of net income/(loss) attributable to non-controlling interests. AiRWA holds a 97% equity interest in Best Life, with the remaining 3% held by a non-controlling interest.